Internet Recreation, Inc.
19489 Colorado Circle
Boca Raton, FL 33434

                          INDEPENDENT AUDITORS' CONSENT

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Internet
Recreation, Inc on Form SB-2 of our report dated July 26, 2001 on the financial statements of the company, appearing in the Prospectus, which is part of this
Registration Statement.

We also consent to the reference to our firm under the headings "Selected
Financial Data" and "Experts" in such Prospectus.

                                                   Durland & Company, CPAs, P.A.
Palm Beach, Florida
August 16, 2001